UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2019 (September 4, 2019)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code:  +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement.

Third Amendment and Restatement Agreement

On September 4, 2019, Net 1 UEPS Technologies, Inc. ("Net1"), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), entered into a Third Amendment & Restatement Agreement, which includes an Amended and Restated Common Terms Agreement, and a Senior Facility F Agreement (collectively, the "Loan Documents") with FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB"), a South African corporate and investment bank, Nedbank Limited (acting through its Corporate and Investment Banking division) ("Nedbank" and together with RMB, the "Lenders"), an African corporate and investment bank, and Main Street 1692 (RF) Proprietary Limited ("Debt Guarantor"), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lenders and acting as debt guarantor, and certain other parties. Net1 agreed to guarantee the obligations of Net1 SA to the Lenders.

The Loan Documents contain customary covenants that require Net1 SA to maintain a specified total asset cover ratio and restrict the ability of Net1 SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities. Net1 also agreed that in the event of any sale of KSNET, Inc., it would deposit a portion of the proceeds in an amount of the USD equivalent of the Facility F loan and the Nedbank general banking facility commitment into a bank account secured in favor of the Debt Guarantor.

Senior Facility F Agreement

Pursuant to the Senior Facility F Agreement, Net1 SA may borrow up to an aggregate of ZAR 300 million ("Facility F") for the sole purposes of funding the acquisition of airtime from Cell C Propriety Limited. Net1 SA may not dispose of the airtime acquired from Cell C prior to April 1, 2020, without the prior consent of RMB, Absa Bank Limited and Investec Asset Management Proprietary Limited. Facility F comprises (i) a first Senior Facility F loan of ZAR 220 million (ii) a second Senior Facility F loan of ZAR 80 million, or such lesser amount as may be agreed by the facility agent.

Facility F is required to be repaid in full nine month following the first utilization of the facility. Net1 SA is required to prepay Facility F subject to customary prepayment terms.

Interest on Facility F is payable quarterly in arrears based on the Johannesburg Interbank Agreed Rate ("JIBAR") in effect from time to time plus a margin of 5.50% per annum. The margin on the Facility F will increase by 1% per annum if Net1 SA has not disposed of certain assets by October 31, 2019, and will increase by a further 1% if Net1 SA has not disposed of its shareholding in DNI-4PL Proprietary Limited by January 31, 2020. The JIBAR rate was 6.81% on September 4, 2019. Net1 SA paid a non-refundable structuring fee of ZAR 2.2 million to the Lenders in September 2019.

Pledge and Cession Agreement

Concurrent with the execution of the Loan Documents, Net1 SA also entered into a pledge and cession agreement ("Pledge and Cession Agreement") with the Debt Guarantor pursuant to which, among other things, Net1 SA agreed to cede its shareholdings in Cell C, DNI and FIHRST to the Debt Guarantor.

Senior Facility E Agreement

Concurrent with the execution of the Loan Documents, Net1 SA and RMB entered into an Amendment & Restatement Agreement ("Facility E Amendment Agreement") with RMB to reduce its Senior Facility E from ZAR 1.5 billion to ZAR 1.2 billion.

On September 4, 2019, the USD/ZAR exchange rate was $1.00 / ZAR 14.91.

The foregoing description of the Loan Documents, the Pledge and Cession Agreement and the Facility E Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.102 through 10.105 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
No.
10.102

Third Amendment and Restatement Agreement, dated September 4, 2019, among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc., the parties listed in Part I of Schedule 1 thereto, as the original guarantors, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as an arranger, Nedbank Limited (acting through its Corporate and Investment Banking division), as an arranger, the parties listed in Part II of Schedule 1 thereto, as the original lenders, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent and Main Street 1692 (RF) Proprietary Limited, as debt guarantor.

10.103

Senior Facility F Agreement, dated September 4, 2019, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division) as a lender, Nedbank Limited (acting through its Corporate and Investment Banking division), as a lender, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.104

Pledge and Cession in Security, dated September 4, 2019, given by Net1 Applied Technologies South Africa Proprietary Limited, as cedent, in favor of Main Street 1692 (RF) Proprietary Limited, as cessionary in respect of certain Shares.

10.105

Amendment and Restatement Agreement, dated September 4, 2019, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as lender, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent, relating to the Senior Facility E Agreement, originally dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: September 13, 2019	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer